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                                                                       EXHIBIT 5

           [Letterhead of Vorys, Sater, Seymour and Pease LLP]


                                                                  (614) 464-6400


                                  May 20, 1998


AirNet Systems, Inc.
3939 International Gateway
Columbus, Ohio  43219

Ladies and Gentlemen:

     We have acted as counsel to AirNet Systems, Inc. (the "Company") in connection with the registration under the Securities Act of 1933, as amended (the "Act"), on Form S-4 (the "Registration Statement") of the issuance of 3,141,356 Common Shares, $.01 par value (the "Common Shares"), of AirNet in connection with acquisition of Q International Courier, Inc. ("Quick"). The AirNet Common Shares are to be issued pursuant to an Agreement and Plan of Merger, dated as of April 14, 1998, among Quick, the Quick Stockholders listed on the signature pages thereof, AirNet and Q Acquisition Company, an Ohio corporation and wholly-owned subsidiary of AirNet ("Merger Subsidiary") (the "Agreement").

     This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K of the General Rules and Regulations promulgated under the Act (the "Rules and Regulations").

     In connection with the preparation of this opinion, we have examined and are familiar with each of the following:

     1. The Amended Articles and Code of Regulations of AirNet, each as currently in effect, and AirNet's corporate minute book.

     2. The Registration Statement on Form S-4 filed with the Securities and Exchange Commission through the EDGAR system under the Act on the date hereof.

     3.      The Agreement.

     4. The resolutions adopted by the Board of Directors of AirNet relating to the issuance of the Common Shares and approving the Agreement.

     5. Such other records, documents or instruments as in our judgment are necessary or appropriate to enable us to render the opinions herein.


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AirNet Systems, Inc.
May 20, 1998
Page 2


     In our examinations and in rendering the opinions set forth below, we have assumed, without independent investigation or examination, (a) the genuineness of all signatures, the authenticity and completeness of all documents submitted to us as copies and the authenticity of such originals of such latter documents;
(b) that the final, executed copy of each document submitted to us in draft form will not differ in any material respect from the draft form of such document submitted to us; (c) that, with respect to documents executed by parties other than AirNet, such parties had the power, corporate or otherwise, to enter into and perform all obligations thereunder and that such documents were duly authorized by all requisite action, corporate or otherwise, of such parties, that such documents were duly executed and delivered by such parties and that such documents are the valid and binding agreements of such parties; and (d) that the Agreement has been duly authorized, executed and delivered by the parties thereto, other than AirNet and Merger Subsidiary, and constitutes valid and binding obligations of the parties thereto, other than AirNet and Merger Subsidiary, enforceable against such parties in accordance with its terms. As to the facts material to our opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of AirNet and others.

     Based upon and subject to the foregoing, and the further qualifications and limitations set forth below, as of the date hereof, we are of the opinion that the AirNet Common Shares are duly authorized and, when issued in accordance with the terms and conditions of the Agreement, the AirNet Common Shares will be validly issued, fully paid and nonassessable.

     We are members of the Bar of the State of Ohio and do not purport to be experts in the laws of any jurisdiction other than the laws of the State of Ohio and the United States of America.

     We hereby consent to the use of our name in the Registration Statement under the caption "LEGAL MATTERS" and to the filing of this opinion as Exhibit 5 to the Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations.

                              Very truly yours,


                              VORYS, SATER, SEYMOUR and PEASE LLP